                                                                     EXHIBIT 5.1

                                                       June 24, 2004

Allied Healthcare International Inc.
555 Madison Avenue
New York, New York 10022

Ladies and Gentlemen:

     We have acted as counsel to Allied Healthcare International Inc., a New
York corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Registration
Statement on Form S-1 (Registration No. 333-115559) (the "Registration
Statement") under the Securities Act of 1933, as amended (the "Securities Act"), registering an aggregate of $115,000,000 of shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), including shares of
Common Stock issuable upon exercise of the over-allotment option granted to the underwriters in the offering being made by the prospectus included in the
Registration Statement.

     In connection with this opinion, we have examined originals or copies of such corporate records and of such agreements, certificates and other documents as we have deemed relevant or necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies. As to any facts material to such opinion, we have, without independent investigation, relied on certificates of public officials and certificates of officers or other representatives of the Company.

     Based upon the foregoing and subject to the other limitations set forth herein, we are of the opinion that shares of Common Stock covered by the
Registration Statement, when issued and sold in the manner described in the
Registration Statement, will be validly issued, fully paid and non-assessable.

     In rendering the foregoing opinion, our examination of matters of law has been limited to the laws of the State of New York and the federal laws of the
United States of America.

     We assume no obligation to advise you of any changes to this opinion that may come to our attention after the date hereof. This opinion may not be relied upon or furnished to any other person except the addressee hereof without the express written consent of this firm.

     We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus that forms a part of the Registration
Statement. In giving such consent, we do not

thereby concede that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

                                Very truly yours,

                                /s/ Brown Raysman Millstein Felder & Steiner LLP